Exhibit 10.1

LOAN AGREEMENT

This Agreement dated June 15, 2016 between LAI CHAI SUANG (hereinafter the “Lender”) and MON SPACE NET INC (hereinafter the “Borrower”).

Terms of the loan as follows:-

1.	Loan amount:	$201,476.00

2.	Purpose of Loan:	Operating Expenses

3.	Repayment:	No repayment terms or instalment. On demand.

4.	Interest on Loan:	No interest charged.

All parties hereby understood and agree to the Terms of Loan as stated above:-

For Lender	For Borrower

/s/ Lai Chai Suang	/s/ Low Koon Poh

LAI CHAI SUANG	Director of MON SPACE NET INC